UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2012

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2012, the Board of Directors of Premier Alliance Group, Inc. (the “Company”) elected Seymour Siegel, 69 to serve as a director for the Company.  Mr. Siegel is a Certified Public Accountant, inactive, and since April 2000 has been a principal in the Business Consulting Group of Rothstein Kass, a top accounting and consulting firm.  Mr. Siegel is currently serving as Audit Committee Chair for Hauppauge Digital, Inc. where he has been on the board since 2003 and has served on several public company boards over the past 20 years.

The Board has determined that Mr. Siegel meets the SEC’s qualifications to be an “independent director.”

Currently the independent board members receive compensation in the form of warrants once nominated and appointed to the board, and are compensated for attendance at quarterly board meetings and committee service. There is no arrangement or understanding between Mr. Siegel and any other persons pursuant to which Mr. Siegel was selected as a director, and there are no related party transactions involving Mr. Siegel that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: July 13, 2012	By:	/s/ Mark S. Elliott
Mark S. Elliott
CEO